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                                                                      EXHIBIT 4


[TIAA Logo]    [TIAA Letterhead]



                                   May 7, 1998


By Telecopy
and Certified Mail

Furr's/Bishop's, Incorporated
6901 Quaker Avenue
Lubbock, Texas  79433
Attention:  Corporate Secretary

                       Re:  Demand for Books and Records

Dear Sirs:

          Pursuant to Section 220 of the Delaware General Corporation Law, Teachers Insurance and Annuity Association of America ("Teachers"), as a stockholder of record of common stock of Furr's/Bishop's, Incorporated (the "Company"), being duly sworn hereby deposes on oath and states as follows:

          1. Teachers hereby demands the right on May 15, 1998, at 10:00 a.m., at the Company's principal place of business, 6901 Quaker Avenue, Lubbock, Texas, 79413, to inspect the following items contained in this demand for books and records and to make copies or extracts therefrom:

               a. Minutes of meetings of the Company's Board of Directors or any committee of the Board of Directors, including the Nominating Committee (or any reports in lieu of minutes) for the last two years, along with any written plans or proposals (including any strategic plans) submitted to the Board of Directors, any members hereof or any committee thereof.

               b. Minutes of all meetings of stockholders for the last two years.

               c. All engagement letters or other agreements entered into by the Company with any investment banker, investment banking firm or any other individual or entity performing similar functions, including, without limitation, Oppenheimer & Co., Inc., and any other agreements, proposals or understandings with respect to the services to be performed and any written proposals received with respect thereto, including any status reports with respect to activities undertaken.
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May 7, 1998
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          d.   All documents, reports or proposals (including reports prepared for submission to the Board of Directors by any investment banker, investment banking firms or any other individual or entity performing similar banking firms or any other individual or entity performing similar functions) relating to any proposed or contemplated (i) equity investment in the Company, (ii) acquisition of the Company or any assets thereof, (iii) financing arrangements for the Company, and (iv) disposition or liquidation of the company, including a list of all persons involved, directly or indirectly, in such transactions.

          e. All employment or similar contracts which have ever existed between any of the persons specified in subparagraph (f) below, including any existing employment agreement or arrangement between the Company and Theodore
J. Papit.

          f. A list of the company's executive officers and directors for each of the last two years, together with a schedule of all direct and indirect compensation or other benefits and prerequisites, including car allowances, club memberships and reimbursements paid to or on behalf of such persons.

          g. Any reports, opinions or appraisals of any of the Company's assets or business or any segment thereof prepared internally or externally during the last two years.

          h. Any documents prepared during the last two years containing or describing any of the Company's long or short term business plans.

          i. Any proposals or inquiries (whether formal or informal) received by the Company or any member of the Board of Directors with respect to the equity investment in the Company or purchase of any of its businesses or assets during the last two years.

          j. Any document setting forth the terms or describing any transaction, or series of similar transactions, during the last two years, or any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is a party, in which the amount involved exceeds $5,000 and in which any director or officer of the Company had, or will have, a direct or indirect interest.
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Furr's/Bishop's Incorporated
May 7, 1998
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          k.   Copies of all director and officer insurance policies.

          l. Any bylaw amendments adopted since the date the Company's bylaws were filed with the Securities and Exchange Commission as an exhibit to the Company's Post-Effective Amendment No. 3 to Form S-3.

          m. Copies of any criteria developed by the Board of Directors or any nominating committee for prospective members of the Board of Directors.

     2. If any of the foregoing described records or documents are maintained in the form of any information storage device, Teachers hereby further demands that all records or documents so maintained be converted into clearly legible written form prior to examination.

     3. To the extent any of the information to be rendered to the undersigned may be defined confidential, the undersigned would request that such information be designated as such.

     4. In addition to Teachers acting through its officers or employees, Teachers has authorized Haynes and Boone, LLP, its partners and employees, and any other persons to be designated by them or by the undersigned, acting singly or in combination, to conduct, as agents of Teachers, the inspection and copying herein requested.

     5. The inspection of the corporate books and records described in this demand is sought for proper purposes, reasonably related to the interest of Teachers as a shareholder of the Company, including:


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Furr's/Bishop's Incorporated
May 7, 1998
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          a.   To determine the value of its shares of the Company;

          b. To secure information as to the current and historic financial condition of the Company and assess the Company's statements regarding its performance.

          c. To determine the reason or reasons for the Company's failure to implement and realize performance improvements.

          d. To investigate and assess the circumstances surrounding the consideration by members of the Board of Directors of (i) any strategic plans for the Company; (ii) any and all alternatives for the Company, including prospective acquirors of the Company; (iii) location of the Company's principal offices; (iv) staffing of management positions; and (v) agreements or transactions with or involving members of the Board of Directors or management.

          e. To assess the activity and decisions by the Board of Directors in relation to its duties to the Company and the shareholders of the Company.

          f. To evaluate the proposed nominees for election as directors in connection with the Company's annual meeting on May 28, 1998, or any adjournment thereof, and to communicate with shareholders regarding such election.

          g. To otherwise ascertain the Company's general condition and state of affairs such that Teachers can exercise its rights as a shareholder intelligently.

     Please acknowledge receipt of this letter by signing the enclosed copy of this letter in the place indicated below and returning it to the person delivering this letter.

                               Very truly yours,

                         Teachers Insurance and Annuity
                             Association of America



                          By: /s/ CLIFFORD S. HAYE
                              -------------------------
                                Clifford S. Haye
                                Senior Counsel

cc: Kenneth Stewart
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Furr's/Bishop's Incorporated
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               On this day personally appeared before me, Clifford S. Haye, personally known to me, and affirmed under oath that he is the senior counsel of Teachers Insurance and Annuity Association and that he executed the foregoing demand on behalf of Teachers Insurance and Annuity Association of America and that the foregoing is true and correct of his own personal knowledge.

/s/ Maria A. McHugh
----------------------------------------
Notary Public

Dated: May 7, 1998

       MARIA A. MCHUGH
Notary Public, State of New York
       No: 01MC5083440
  Qualified in Nassau County
Commission Expires Aug. 11, 1999